FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports First Quarter 2010 Results

•	Q1 2010 revenue of $347 million, non-GAAP gross margin of 22.5%
•	Q1 GAAP EPS of $0.13 and non-GAAP EPS of $0.05
•	Closed acquisition of SunRay Renewable Ventures adding 1,200 megawatt (MW) pipeline
•	Announced additional 40 MW agreement with PG&E - CVSR power plant now 250 MW
•	On track to complete construction of more than 155 MW of power plants in 2010
•	Maintained leading share in major U.S. markets while growing European dealer partner base
•	Announced partnership with Flextronics for U.S. panel manufacturing in California
•	Completed $250 million convertible bond issuance, new $350 million letter of credit facility and $75 million International Finance Corporation (IFC) loan

SAN JOSE, Calif., May 11, 2010 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2010 first quarter which ended April 4, 2010.  Revenue for the 2010 first quarter was $347 million which compares to $212 million in the first quarter of 2009 and $548 million in the fourth quarter of 2009.  The company’s Components and Systems segments accounted for 81% and 19% of first-quarter 2010 revenue, respectively.

“Our European residential and commercial business is growing rapidly and we continue to maintain our leading share of U.S. installed systems,” said Tom Werner, SunPower’s CEO.  “With the completion of our SunRay acquisition, we are constructing more than 100 MW of power plants in Europe and expect to monetize these projects, along with our previously completed Montalto power plant, by the end of 2010.  In the U.S., we are on track to begin shipments in the second half of 2010 under our five year, 200 MWdc rooftop supply agreement with Southern California Edison.  We also secured an incremental 40-MW power purchase agreement with Pacific Gas and Electric Company, bringing our contracted capacity at California Valley Solar Ranch to 250 MW.  With our steady and diversified residential and commercial business, as well as our contracted utility and power plants business, we have very high confidence in our ability to meet our 2010 plan and deliver strong growth in 2011.

“Since all of SunPower’s high-efficiency solar panels, including our new E18 Series and E19 Series are fully allocated in our 2010 bookings forecast, we have increased our access to third-party supply to meet demand.  We also announced today our new SunPower Oasis Power Plant product, the industry’s first modular solar power block that scales from 1-MW distributed installations to large central station power plants.  SunPower Oasis expands our utility and power plant business opportunities providing our partners a cost-effective way to rapidly deploy fully integrated, utility-scale solar by streamlining the development and construction process.  We are also accelerating our panel and system cost reduction plans as well as continuing to invest in research and development to lower capital expenditures per watt, improve return on invested capital and manufacturing performance metrics,” concluded Werner.

On a Generally Accepted Accounting Principles (GAAP) basis, for the first quarter of 2010, SunPower reported gross margin of 20.7%, an operating loss of $2.9 million and net income per diluted share of $0.13.  This compares to gross margin of 15.2%, an operating loss of $18 million and a net loss per diluted share of $0.12 in the first quarter of 2009.  First quarter 2010 GAAP results include a $0.33 per share tax benefit.

On a non-GAAP basis for the first quarter of 2010, SunPower reported a total gross margin of 22.5%.  Operating income for the quarter was $13.5 million and net income per diluted share was $0.05, in-line with the company’s previous guidance for the quarter.  In the first quarter 2009, the company reported non-GAAP gross margin of 17.2%, an operating loss of $4.4 million and a net loss per diluted share of $0.09.  For the 2010 first quarter, the Components segment non-GAAP gross margin was 25.7% and the Systems segment gross margin was 8.3%.  The Systems segment results were impacted by weather-related seasonality, delayed projects as well as unabsorbed costs related to deferred revenue as a result of the company’s acquisition of SunRay Renewable Ventures.

“In the first quarter, we took a number of steps to further strengthen our liquidity in order to support our revenue growth and capital expansion plans,” said Dennis Arriola, SunPower’s CFO.  “Our recent $250 million convertible debt offering, our new $350 million letter of credit facility and a $75 million IFC loan will help to provide the funding we need in order to carry out our development and capital expenditure programs in 2010.  We remain on schedule to sell our previously completed Montalto project and are on track to debt finance and monetize more than 60 MW of projects currently under construction in Italy this year.  We have also substantially mitigated the risk of fluctuations in the Euro as 72% of our 2010 net Euro exposures are hedged at a rate of 1.38 US dollars per Euro.”

2010 Guidance
For fiscal year 2010, the company has reaffirmed its non-GAAP guidance of: revenue of $2.0 billion to $2.25 billion, a tax rate of 19% to 22% and net income per diluted share of $1.25 to $1.65.  The company also expects capital expenditures of $375 million to $475 million and solar cell production of approximately 550 MW.  For fiscal year 2010, the company’s GAAP guidance is:  revenue of $2.0 billion to $2.25 billion, a tax provision of $40 million to $50 million, and a net (loss)/income per diluted share of $(0.20) to $0.25.    The table below summarizes the company’s guidance for the balance of the 2010 fiscal year.

2010 Guidance
	Q2 2010	Q3 2010	Q4 2010	FY 2010
Revenue ($MM)	$380-420	$450-490	$825-1,025	$2,000-2,250
Gross Margin	20-22%	18-20%	20-22%	20-22%
Net Income per diluted share (Non-GAAP)	$0.05-0.12	$0.08-0.15	$1.05-1.35	$1.25-1.65
Net Income per diluted share (GAAP)				$(0.20)-$0.25

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.  Please note that the company has posted supplemental information and slides related to its first quarter 2010 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.  The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as ”expect,” “plan,” “will,” “on track,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) the company’s ability to construct and monetize the 1,200 MW SunRay pipeline, and its ability to construct and monetize in 2010 100 MW of European power plants  and monetize the previously completed Montalto power plant; (b) the timing of future shipments under the company’s five year, 200 MWdc supply agreement with Southern California Edison; (c) the company’s ability to meet 2010 plan and deliver strong growth in 2011; (d) the company’s bookings forecast and associated full allocation of its solar panels in 2010; (e) the ability of SunPower Oasis to expand the company’s utility and power plants business opportunities , providing partners a cost-effective way to rapidly deploy fully integrated, utility-scale solar by streamlining the development and construction process; (f) the company’s panel and system cost reduction plans; (g) lowering capital expenditures per watt and improving return on invested capital and manufacturing performance metrics; (h) revenue, gross margin, and GAAP and non-GAAP (loss)/net income per diluted share for the second, third and fourth fiscal quarters of 2010 and for the full fiscal year 2010; and (i) the non-GAAP tax rate and GAAP tax provisions for fiscal year 2010;(j) 2010 capital expenditures and solar cell production.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) potential difficulties associated with integrating SunRay’s business and operations; (ii) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items; (iii) general business and economic conditions, including seasonality of the industry; (iv) growth trends in the solar power industry; (v) the continuation of governmental and related economic incentives promoting the use of solar power, particularly such incentives affecting the acquired SunRay pipeline and the markets in which the company sells solar panels and constructs commercial systems and power plants; (vi) the company’s ability to sell or otherwise monetize power plants; (vii) the improved availability of financing arrangements for the company’s customers; (viii) construction difficulties or potential delays, including permitting and transmission access and upgrades; (ix) Southern California Edison exercising early termination rights to purchase less than 200 MWdc during the term of the supply agreement; (x) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (xi) manufacturing difficulties that could arise; (xii) the success of the company’s ongoing research and development efforts;  (xiii) evolving regional permitting, financing, grid interconnection, technical, and other customer or regulatory requirements, and the company’s ability to satisfy such requirements with SunPower Oasis and its other products and services; and (xiv) other risks described in SunPower's Annual Report on Form 10-K for the year ended January 3, 2010, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Segment Reporting Information

For first quarter 2010 reporting purposes, the Systems segment generally represents products and services sold directly to the system owner.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue. The Components segment primarily represents products sold to installers and resellers.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation, interest expense and net gains (losses) on mark-to-market derivative instruments related to its cash convertible debt offering and its related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
The Company reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2010 consists of 52 weeks while fiscal year 2009 consists of 53 weeks. The first quarter of fiscal 2010 ended on April 4, 2010 and the first quarter of fiscal 2009 ended on March 29, 2009.

#           #           #

SunPower and Oasis are trademarks or registered trademarks of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Apr. 4, 2010	Jan. 3, 2010

ASSETS

Cash and cash equivalents	$499,154	$615,879
Restricted cash	377,292	310,658
Investments	172	172
Accounts receivable, net	221,640	248,833
Costs and estimated earnings in excess of billings	30,309	26,062
Inventories	252,181	202,301
Prepaid expenses and other assets	393,832	196,881
Advances to suppliers	187,449	190,628
Property, plant and equipment, net	879,988	682,344
Goodwill and other intangible assets, net	450,956	223,137

Total assets	$3,292,973	$2,696,895

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$257,030	$234,692
Accrued and other liabilities	364,278	190,830
Bank loans	438,892	248,953
Convertible debt	690,662	536,574
Billings in excess of costs and estimated earnings	28,584	17,346
Customer advances	90,856	92,120

Total liabilities	1,870,302	1,320,515

Stockholders' equity	1,422,671	1,376,380

Total liabilities and stockholders' equity	$3,292,973	$2,696,895

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	Apr. 4, 2010	Mar. 29, 2009	Jan. 3, 2010
		(As Restated)
Revenue:
Systems	$64,581	$103,953	$207,630
Components	282,693	107,690	340,308
	347,274	211,643	547,938
Cost of revenue:
Cost of systems revenue	61,741	95,324	165,164
Cost of components revenue	213,790	84,084	271,797
	275,531	179,408	436,961

Gross margin	71,743	32,235	110,977

Operating expenses:
Research and development	10,407	7,880	8,575
Selling, general and administrative	64,280	42,404	59,733
Total operating expenses	74,687	50,284	68,308
Operating income (loss)	(2,944)	(18,049)	42,669
Other income (expense), net	(18,476)	(12,244)	(11,565)
Income (loss) before income taxes and equity in earnings of unconsolidated investees	(21,420)	(30,293)	31,104
Provision for (benefit from) income taxes	(30,875)	(19,196)	25,485
Income (loss) before equity in earnings of unconsolidated investees	9,455	(11,097)	5,619
Equity in earnings of unconsolidated investees	3,118	1,245	2,924
Net income (loss)	$12,573	$(9,852)	$8,543

Net income (loss) per share of class A and class B common stock:
- Basic	$0.13	$(0.12)	$0.09
- Diluted	$0.13	$(0.12)	$0.09

Weighted-average shares:
- Basic	95,154	83,749	94,910
- Diluted	96,472	83,749	96,447

(In thousands, except per share data)
	THREE MONTHS ENDED			THREE MONTHS ENDED
	Apr. 4, 2010	Mar. 29, 2009	Jan. 3, 2010	Apr. 4, 2010	Mar. 29, 2009	Jan. 3, 2010
	(As Restated)			(As Restated)
	(Presented on a GAAP Basis)			(Presented on a non-GAAP Basis)
Gross margin	$71,743	$32,235	$110,977	$78,141	$36,424	$118,661
Operating income (loss)	$(2,944)	$(18,049)	$42,669	$13,526	$(4,443)	$60,271
Net income (loss) per share of class A and class B common stock:
-Basic	$0.13	$(0.12)	$0.09	$0.05	$(0.09)	$0.48
-Diluted	$0.13	$(0.12)	$0.09	$0.05	$(0.09)	$0.47

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation, interest expense and net gains (losses) on mark-to-market derivative instruments related to its cash convertible debt offering and the related tax effects of these non-GAAP adjustments. The specific non-GAAP measures listed below are gross margin, operating income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures (gross margin, operating income (loss) and net income (loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets, stock-based compensation, interest expense and net gains (losses) on mark-to-market derivative instruments related to its cash convertible debt offering . Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

o  Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the company’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

o  Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation, interest expense and net gains (losses) on mark-to-market derivative instruments related to its cash convertible debt offering and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare SunPower's operating results on a more consistent basis against that of other companies in the industry. It should be noted that diluted weighted-average shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and Non-GAAP diluted net income per share.

Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. Under new accounting guidance effective in the first quarter of 2010, SunPower measured the two existing share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the initial fair value liabilities of the embedded cash conversion option and the over-allotment option on its senior cash convertible debt issued in the first quarter of 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures.  SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

o Gains (losses) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in the first quarter of 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures.  The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives during the period in which the cash convertible debt remains outstanding. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remains unexercised.

SunPower excluded the $2.2 million net loss relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash loss on mark-to-market derivative instruments.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED
	Apr. 4, 2010	Mar. 29, 2009	Jan. 3, 2010
		(As Restated)
GAAP gross margin	$71,743	$32,235	$110,977
Amortization of intangible assets	2,813	2,793	2,807
Stock-based compensation expense	2,682	896	4,243
Non-cash interest expense	903	500	634
Non-GAAP gross margin	$78,141	$36,424	$118,661

GAAP operating income (loss)	$(2,944)	$(18,049)	$42,669
Amortization of intangible assets	4,759	4,052	4,178
Stock-based compensation expense	10,808	9,054	12,790
Non-cash interest expense	903	500	634
Non-GAAP operating income (loss)	$13,526	$(4,443)	$60,271

NET INCOME (LOSS) PER SHARE:
	THREE MONTHS ENDED
	Apr. 4, 2010	Mar. 29, 2009	Jan. 3, 2010
		(As Restated)
Basic:
GAAP net income (loss) per share	$0.13	$(0.12)	$0.09
Reconciling items:
Amortization of intangible assets	0.05	0.05	0.04
Stock-based compensation expense	0.11	0.11	0.13
Non-cash interest expense	0.07	0.06	0.06
Mark-to-market derivatives	0.02	-	-
Tax effect	(0.33)	(0.19)	0.16

Non-GAAP net income (loss) per share	$0.05	$(0.09)	$0.48

Diluted:
GAAP net income (loss) per share	$0.13	$(0.12)	$0.09
Reconciling items:
Amortization of intangible assets	0.05	0.05	0.04
Stock-based compensation expenses	0.11	0.11	0.13
Non-cash interest expense	0.07	0.06	0.06
Mark-to-market derivatives	0.02	-	-
Tax effect	(0.33)	(0.19)	0.15

Non-GAAP net income (loss) per share	$0.05	$(0.09)	$0.47

Weighted-average shares:

GAAP net income (loss) per share:
- Basic	95,154	83,749	94,910
- Diluted	96,472	83,749	96,447

Non-GAAP net income (loss) per share:
-Basic	95,154	83,749	94,910
-Diluted	96,472	83,749	96,447

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	April 4, 2010
	Gross Margin		Research and	Selling, general and	Other income (expense),	Income tax provision
	Systems	Components	development	administrative	net	(benefit)
Amortization of intangible assets	$1,846	$967	$-	$1,946	$-	$-
Stock-based compensation expense	602	2,080	1,683	6,443	-	-
Non-cash interest expense	69	834	-	-	5,487	-
Mark-to-market derivatives	-	-	-	-	2,218	-
Tax effect	-	-	-	-	-	(31,589)
	$2,517	$3,881	$1,683	$8,389	$7,705	$(31,589)

	March 29, 2009
	Gross Margin		Research and	Selling, general and	Other income (expense),	Income tax
	Systems	Components	development	administrative	net	benefit
Amortization of intangible assets	$1,841	$952	$-	$1,259	$-	$-
Stock-based compensation expense	298	598	1,347	6,811	-	-
Non-cash interest expense	230	270	-	-	4,671	-
Tax effect	-	-	-	-	-	(16,161)
	$2,369	$1,820	$1,347	$8,070	$4,671	$(16,161)

	January 3, 2010
	Gross Margin		Research and	Selling, general and	Other income (expense),	Income tax
	Systems	Components	development	administrative	net	provision
Amortization of intangible assets	$1,841	$966	$-	$1,371	$-	$-
Stock-based compensation expense	1,004	3,239	1,647	6,900	-	-
Non-cash interest expense	186	448	-	-	5,239	-
Tax effect	-	-	-	-	-	14,540
	$3,031	$4,653	$1,647	$8,271	$5,239	$14,540